Exhibit 10.4

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXCLUSIVE LICENSE AND COLLABORATION AGREEMENT

BY AND BETWEEN

EPIRUS SWITZERLAND GmbH

AND

LIVZON MABPHARM INC.

1.	DEFINITIONS		1

2.	LICENSES		7

	2.1	License to Epirus	7
	2.2	License to Livzon	7
	2.3	Sublicensing	7
	2.4	No Implied Licenses; Retained Rights	8

3.	GOVERNANCE		8

	3.1	General	8
	3.2	Joint Steering Committee	9

4.	PRODUCT DEVELOPMENT		11

	4.1	General	11
	4.2	Obligations and Audits	11
	4.3	Subcontracting	12
	4.4	Records	12
	4.5	Pre-Clinical Development	12
	4.6	Clinical Development and Regulatory Matters	13

5.	MANUFACTURING AND SUPPLY		15

	5.1	Manufacturing by Livzon	15
	5.2	Preferred Supplier	15
	5.3	Manufacturing and Supply Agreements	15
	5.4	Responsibilities; Standard of Performance	16
	5.5	Epirus Manufacturing Technology Transfer	16
	5.6	Manufacturing Subcontracting	17
	5.7	Records	17

6.	COMMERCIALIZATION		17

	6.1	Generally	17
	6.2	Commercialization Plan; Commercialization Reports	17
	6.3	Diligence; Standard of Performance	18
	6.4	Packaging; Promotional Materials; Trademarks	18
	6.5	Recalls	18

7.	FINANCIAL TERMS		19

	7.1	Epirus Products — BOW015	19

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

	7.2	Livzon Products	20
	7.3	New Collaboration Product — Financial Terms	20
	7.4	Royalty Information	20
	7.5	Currency of Payment	21
	7.6	Records and Audits	21
	7.7	Late Payments	22
	7.8	Survival	22

8.	INTELLECTUAL PROPERTY AND INVENTIONS		22

	8.1	Ownership of Inventions	22
	8.2	Filing, Prosecution, and Maintenance of Patent Rights	23
	8.3	Interference, Opposition, Reexamination and Reissue	23
	8.4	Enforcement and Defense	24

9.	REPRESENTATIONS, WARRANTIES, AND COVENANTS; DISCLAIMERS; LIMITATION OF LIABILITY		25

	9.1	Mutual Representations and Warranties	25
	9.2	Mutual Covenants	26
	9.3	DISCLAIMER OF WARRANTY	26
	9.4	LIMITATION OF LIABILITY	27

10.	CONFIDENTIALITY		27

	10.1	Nondisclosure	27
	10.2	Degree of Care; Permitted Use	27
	10.3	Authorized Disclosure	27
	10.4	Disclosures in Connection with Financing	28
	10.5	Disclosures Required by Applicable Law	28
	10.6	Publicity; Use of Names	28
	10.7	Return of Confidential Information	29

11.	INDEMNITY AND INSURANCE		29

	11.1	Indemnity by Livzon	29
	11.2	Indemnification by Epirus	29
	11.3	Indemnification Procedure	29
	11.4	Insurance	30

12.	TERM AND TERMINATION		30

	12.1	Term; Expiration	30
	12.2	Termination by Mutual Agreement	30

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

	12.3	Termination for Material Breach	30
	12.4	Termination upon Insolvency	31
	12.5	Termination upon Legal Challenge on Licensed Patents	31
	12.6	Consequences of Termination	31
	12.7	Surviving Obligations	31

13.	DISPUTE RESOLUTION		32

	13.1	Exclusive Dispute Resolution Mechanism	32
	13.2	Resolution by Executive Officers	32
	13.3	Arbitration	32
	13.4	Preliminary Injunctions	33
	13.5	Patent Disputes	33

14.	MISCELLANEOUS		33

	14.1	Severability	33
	14.2	Notices	33
	14.3	Force Majeure	34
	14.4	Assignment	34
	14.5	Waivers and Modifications	34
	14.6	Governing Law	34
	14.7	Relationship of the Parties	35
	14.8	Entire Agreement	35
	14.9	Counterparts	35
	14.10	Interpretation	35

EXHIBITS
Exhibit — 1.11	Epirus Compounds
Exhibit — 1.24	Livzon Compounds

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXCLUSIVE LICENSE AND COLLABORATION AGREEMENT

THIS EXCLUSIVE LICENSE AND COLLABORATION AGREEMENT (together with any exhibits attached hereto, this “Agreement”) is made and entered into as of September 24, 2014 (the “Effective Date”), by and between EPIRUS SWITZERLAND GmbH, a Swiss corporation, having its principal place of business at Alpenstrasse 15, 6304 Zug, Switzerland (“Epirus”); and LIVZON MABPHARM INC. a company organized and existing under the laws of China with legal address at No. 38 Venture North Road, Liangang Industrial Zone, Shuanglin Sub-Zone, Hongqi Town, Jinwan Area, Zhuhai, Guangdong, China 519090 (“Livzon”).  Epirus is a wholly-owned subsidiary of EPIRUS Biopharmaceuticals, Inc., a Delaware corporation, having its principal place of business at 699 Boylston Street, Boston, Massachusetts 02486 (“Epirus Parent”).  Epirus and Livzon are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, each Party has developed (or intends to develop) pharmaceutical compounds and manufacturing technologies, and is the owner of, or has the right to license to the other Party, certain related knowhow and patent rights;

WHEREAS, Epirus and Livzon wish to collaborate in the research, development, manufacturing and commercialization of products, including to enable Livzon to become an established worldwide supplier of biopharmaceutical products, including the Collaboration Products (as defined below), under the terms and conditions set forth below; and

WHEREAS, Epirus and Livzon desire to enter into this Agreement to exclusively and jointly develop, and commercialize biosimilar infliximab and to exclusively and jointly develop and commercialize up to four other monoclonal antibodies or related biological compounds in the agreed upon licensed field globally.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, Epirus and Livzon hereby agree as follows:

AGREEMENT

1.                                      DEFINITIONS.  Unless specifically set forth to the contrary in this Agreement, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below.

1.1                               “Affiliate” means any individual, corporation, association or other business entity, which directly or indirectly controls, is controlled by or is under common control with the Party in question.  As used in this definition of “Affiliate,” the term “control” means the direct or indirect ownership of more than fifty percent (50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation, association or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise.

1.2                               “Applicable Laws” means all laws, statutes, ordinances, codes, rules and regulations as applicable, to which a Party is subject and which are in force as of the Effective Date or come into force during the Term in each case to the extent that the same are applicable to the performance by the Parties of their respective obligations under this Agreement.  For purposes of this Agreement, cGLP and cGMP shall be deemed to be within the term “Applicable Laws.”

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.3                               “Clinical Development” means all clinical and regulatory activities relating to obtaining or maintaining Regulatory Approval for Collaboration Product including, without limitation, Phase I-IV clinical trials, regulatory affairs activities, and the equivalent in the Territory of U.S. post-approval commitment studies and risk evaluation and mitigation strategies programs.

1.4                               “Clinical Trial” means a Phase I clinical trial, Phase II clinical trial, Phase III clinical trial and any post-marketing or Phase IV clinical trial, and/or a variation of such trials (as such trials are defined under applicable United States Food and Drug Administration guidelines or similar guidelines of any other applicable Regulatory Authority in other countries in the Territory).

1.5                               “Collaboration Compounds” means the up to five (5) compounds comprised of the Epirus Compounds, Livzon Compounds, and New Collaboration Compounds.

1.6                               “Collaboration Products” means the Epirus Products, Livzon Products, and New Collaboration Products.

1.7                               “Commercialize” or “Commercialization” means, with respect to a Collaboration Product, any and all activities directed to the marketing, promotion, distribution, offering for sale, selling, importing and exporting (but not exporting outside the Epirus Territory as applicable to Epirus, or the Livzon Territory as applicable to Livzon) of such Collaboration Product for sale, and interacting with Regulatory Authorities regarding the foregoing (but excluding Development).

1.8                               “Commercially Reasonable Efforts” means the level of efforts and resources (including the promptness with which such efforts and resources would be applied) consistent with the efforts and resources normally used by a similarly situated pharmaceutical or biotechnology company in the exercise of its reasonable business discretion relating to the manufacture, development or commercialization of a pharmaceutical product with similar product characteristics that is of similar market potential at a similar stage of development or commercialization, taking into account issues of efficacy, safety, patent and regulatory exclusivity, product profile, anticipated or approved labeling, present and future market potential, competitive market conditions, the proprietary position of the drug substance or product, the regulatory structure involved, and other technical, legal, scientific, medical or commercial factors, and the profitability of the product, including in light of pricing and reimbursement issues.

1.9                               “Confidential Information” means any and all Information disclosed under the Confidentiality Agreement between the Parties dated [***], in addition to Information generated hereunder, Information regarding intellectual property, confidential or proprietary Information of Third Parties, in each case as described by one Party to the other Party, the terms and conditions of this Agreement, and all Information that is related to Collaboration Product.

1.10                        “Control” means, with respect to an item or to any item of Information, Material, Patent, Patent Application, or other intellectual property right, the ability to grant the right to access or use such item or a license or sublicense with respect thereto without violating any Applicable Law or breaching the terms of any agreement or other arrangement with any Third Party.

1.11                        “Epirus Compounds” means the compounds listed on Exhibit 1.11.

1.12                        “Epirus Know-How” means all Information that is (a) Controlled by Epirus as of the Effective Date or during the Term that is not publicly known, even though parts thereof may be publicly known and (b) useful or necessary to develop, make, use, sell, offer for sale, import or export of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

a Collaboration Compound or a Collaboration Product, regardless of whether such Information was previously created for or could be applied to a different purpose.

1.13                        “Epirus Manufacturing Technology” means, with respect to any Collaboration Compound, (a) if such Collaboration Compound is an Epirus Compound the related cell line, and (b) for any and all Collaboration Compounds, all Information and Material that is Controlled by Epirus as of the Effective Date or at any time during the Term that is not publicly known, even though parts thereof may be publicly known, and is necessary to Manufacture Collaboration Compound in the Livzon Territory, including Epirus’ SCALE™ Technology; and with respect to any Collaboration Product, all Information and Material that is Controlled by Epirus as of the Effective Date or at any time during the Term that is not publicly known, even though parts thereof may be publicly known, and is necessary to Manufacture Collaboration Product in the Livzon Territory.

1.14                        “Epirus Patent Rights” means any Patent and/or Patent Application that is (a) Controlled by Epirus as of the Effective Date or during the Term and (b) claims a product, method, apparatus, material, manufacturing process, or other technology useful or necessary to develop, make, use, sell, offer for sale, import or export Collaboration Compound or Collaboration Product.  “Epirus Patent Rights” includes, but is not limited to, any of Epirus’s interest in any Patents and Patent Applications covering Inventions.

1.15                        “Epirus Product” means the formulated finished pharmaceutical product that contains at least an Epirus Compound as an active ingredient and may also contain inactive ingredients (including, for example, fillers, stabilizers, and preservatives), adjuvants and the dosing delivery system (i.e. unit dosage forms comprising, for example, syringes, vials, tablets, lyophilized powders and cakes, etc.).

1.16                        “Epirus SCALE™ Technology” means Epirus’s proprietary standardized disposable manufacturing platform, and any improvements or modifications thereto, and all intellectual property rights therein.

1.17                        “Epirus Territory” means all of the countries in the world, and their territories and possessions, other than Livzon Territory.

1.18                        “Field” means the treatment of human diseases and conditions.

1.19                        “First Commercial Sale” means, with respect to any Collaboration Compound, the first sale of such Collaboration Product by a Party, its Affiliates or its Sublicensees for use or consumption of such Collaboration Product in the Territory following the receipt of Regulatory Approval.  For the avoidance of doubt, “First Commercial Sale” shall exclude any Collaboration Product supplied (a) for educational purposes to universities for non-commercial use and (b) for use in clinical studies; provided that no monetary consideration or cash-equivalent consideration is received in exchange for such supply other than reasonable reimbursement of costs associated with such supply.  Sale of a Collaboration Product by a Party to an Affiliate of such Party or a Sublicensee of such Party shall not constitute a First Commercial Sale unless such Affiliate or such Sublicensee is the end user of the Collaboration Product.

1.20                        “Global Standards” means regulatory standards acceptable to [***].

1.21                        “Information” means ideas, inventions, discoveries, concepts, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, technology, designs, drawings, computer programs, skill, techniques, experience, documents, results, clinical and regulatory

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

strategies, test data, including without limitation pharmacological, toxicological and clinical and non-clinical data, analytical and quality control data, manufacturing data and descriptions, Patent and legal data, market data, financial data or descriptions, assay protocols, chemical formulas, equipment configurations and uses, sequence listings, specifications, sourcing information, quality control and testing procedures, and the like, in written, electronic or other form, now known or hereafter developed, whether or not patentable.

1.22                        “Inventions” means any and all inventions conceived or reduced to practice by or on behalf of either Party, its Affiliates or Sublicensees in the course of activities performed under or contemplated by this Agreement.

1.23                        “Joint Know-How” means all Information that is (a) jointly Controlled by Epirus and Livzon during the Term that is not publicly known, even though parts thereof may be publicly known and (b) useful or necessary to develop, make, use, sell, offer for sale, import or export of a Collaboration Compound or a Collaboration Product, regardless of whether such Information was previously created for or could be applied to a different purpose.

1.24                        “Livzon Compounds” means compounds listed on Exhibit 1.24.

1.25                        “Livzon Know-How” means all Information that is (a) Controlled by Livzon as of the Effective Date or during the Term that is not publicly known, even though parts thereof may be publicly known and (b) useful or necessary to develop, make, use, sell, offer for sale, import or export of a Collaboration Compound or a Collaboration Product, regardless of whether such Information was previously created for or could be applied to a different purpose.

1.26                        “Livzon Patent Rights” means any Patent and/or Patent Application that is (a) Controlled by Livzon as of the Effective Date or during the Term and (b) claims a product, method, apparatus, material, manufacturing process, or other technology useful or necessary to develop, make, use, sell, offer for sale, import or export Collaboration Compound or Collaboration Product.  “Livzon Patent Rights” includes, but is not limited to, any of Livzon’s interest in any Patents and Patent Applications covering Inventions.

1.27                        “Livzon Product” means the formulated finished pharmaceutical product that contains at least an Livzon Compound as an active ingredient and may also contain inactive ingredients (including, for example, fillers, stabilizers, and preservatives), adjuvants and the dosing delivery system (i.e. unit dosage forms comprising, for example, syringes, vials, tablets, lyophilized powders and cakes, etc.).

1.28                        “Livzon Territory” means China, Macau, Hong Kong and Taiwan.

1.29                        “Manufacture” or “Manufacturing” means all manufacturing activities undertaken with respect to Collaboration Compound or Collaboration Product in support of pre-clinical, clinical and commercial supply of Collaboration Compound or Collaboration Product, as applicable, including without limitation manufacture of bulk purified product, fill and finish operations, sterilization, lyophilization, packaging, labeling, quality control, quality assurance, and release.

1.30                        “Materials” means compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material.

1.31                        “Net Sales” means, with respect to sales made by a Party or its Affiliates or Sublicensees, the aggregate gross amount invoiced by a Party or its Affiliates on all sales or transfer for

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

consideration of any Collaboration Product in the Territory to a Third Party, less the following deductions, as determined in accordance with US GAAP (generally accepted accounting principles as practiced in the United States of America):

1.31.1                   prevailing trade, quantity and cash discounts and similar adjustments for pharmaceutical companies under International Financial Reporting Standards (IFRS), including those granted on account of price adjustments, billing errors, rejected goods, damaged goods, returns, recalls, rebates, chargebacks, reimbursements or similar payments actually granted or given to patients, wholesalers or other distributors, buying groups, health care insurance carriers, managed care entities or other institutions, including any government-mandated rebates;

1.31.2                   reasonable freight, packing, shipping, postage and insurance charges; and

1.31.3                   customs or excise taxes required by Applicable Laws, including import duties, sales tax and other taxes (except income taxes) or duties relating to importation, use or sales of Collaboration Product.

1.32                        “New Collaboration Compound” means any monoclonal antibodies or related biological compounds that are added by the Parties pursuant to the terms of this Agreement after the Effective Date.

1.33                        “New Collaboration Compound Criteria” means (a) the feasibility of [***] of a compound on a [***] and in accordance with [***], (b) the [***] of a compound, (c) an assessment of the [***], and (d) the [***] of a compound.

1.34                        “New Collaboration Product” means the formulated finished pharmaceutical product that contains at least a New Collaboration Compound as an active ingredient and may also contain inactive ingredients (including, for example, fillers, stabilizers, and preservatives), adjuvants and the dosing delivery system (i.e., unit dosage forms comprising, for example, syringes, vials, tablets, lyophilized powders or cakes, etc.).

1.35                        “Patent” means (a) letters patent (or other equivalent legal instrument), including without limitation utility patents, utility models and design patents, and including without limitation any extension, substitution, registration, confirmation, reissue, re-examination or renewal thereof, and (b) all foreign or international equivalents of any of the foregoing in any country.

1.36                        “Patent Application” means (a) an application for letters patent, including without limitation a reissue application, a re-examination application, a continuation application, a continued prosecution application, a continuation-in-part application, a divisional application or any equivalent thereof that is pending at any time during the Term before a government patent agency and (b) all foreign or international equivalents of any of the foregoing in any country.

1.37                        “Pre-Clinical Development” means all CMC and IND-enabling activities for the Collaboration Compounds and the Collaboration Products, including without limitation non-human animal testing and toxicology studies.

1.38                        “Regulatory Approval” means any approval, licenses, registrations or authorizations by any applicable regulatory authority, necessary for the manufacture and commercialization of a Collaboration Product in the agreed targeted countries or jurisdictions in the Territory.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.39                        “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities, including without limitation the equivalent in the Territory to the United States Food and Drug Administration, the European Medicines Agency or the China Food and Drug Administration regulating or otherwise exercising authority with respect to a Collaboration Product in the Territory.

1.40                        “Regulatory Filings” means any and all Regulatory Approval applications and other regulatory applications, filings, approvals and associated correspondence required to perform Pre-Clinical Development and Clinical Development activities and to Manufacture, Commercialize, and import Collaboration Product in, or into, a country or jurisdiction in the Territory.

1.41                        “Technology Transfer” means the transfer to Livzon of the Epirus Manufacturing Technology for the purpose of enabling Livzon to become an established worldwide supplier of biopharmaceutical products, which shall include: (a) the [***] by Epirus to Livzon in order to carry out [***] and implementation of the Epirus SCALE™ Technology at such Livzon facility for the purpose of Manufacture of Collaboration Product in the Livzon Territory; and (b) the transfer by Epirus to Livzon of [***] Materials (including [***]) and any other Information Controlled by Epirus that is necessary for Manufacture of Collaboration Product in the Livzon Territory.

1.42                        “Territory” means the Epirus Territory and Livzon Territory.

1.43                        “Third Party” means any person or entity other than Epirus, Livzon, or an Affiliate of either of them.

1.44                        “Trademark” means any word, name, symbol, color, designation or device or any combination thereof, whether registered or unregistered, including without limitation any trademark, trade dress, service mark, service name, brand mark, trade name, brand name, logo or business symbol.

1.45                        “Additional Definitions”.  Each of the following terms has the meaning set forth in the corresponding section of this Agreement indicated below:

Definition:	Section:
Clinical Supply Agreement	5.3.1
Commercialization Plan	6.2.1
Commercialization Report	6.2.1
Commercial Supply Agreement	5.3.2
Committee	3.1
Disputes	13.1
Epirus Challenging Party	12.5.2
Epirus Indemnitees	11.1
Epirus Patent Challenge	12.5.2
Executive Officers	13.2
Indemnitee	11.3.1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Definition:	Section:
Indemnitor	11.3.1
Initial Term	12.1
Joint Inventions	8.1.4
Joint Sub-Committee	3.2.5
Joint Steering Committee or JSC	3.1
Livzon Challenging Party	12.5.1
Livzon Indemnitees	11.2
Livzon Patent Challenge	12.5.1
Losses and Claims	11.1
Pre-Clinical Reconciliation Statement	4.5.2(c)
Preferred Supplier	5.2
Product Development Plan	4.1
Product Marks	6.4.2
Proposed Compound	3.2.3(a)
Recall	6.5.1
Safety Data Exchange Agreement or SDEA	4.6.4(a)
Sublicensee	2.3.2
Technology Transfer Plan	5.5
Third Party Royalties	7.4.4(a)

2.                                      LICENSES

2.1                               License to Epirus.  Subject to the terms and conditions of this Agreement, Livzon hereby grants to Epirus and its Affiliates an exclusive (subject to Section 2.2), non-transferable, sublicensable under Section 2.3, royalty bearing license under the Livzon Know-How and Livzon Patent Rights for the purposes of Pre-Clinical Development, Clinical Development, Manufacture and Commercialization of Collaboration Products in the Field in the Epirus Territory.

2.2                               License to Livzon.  Subject to the terms and conditions of this Agreement, Epirus hereby grants to Livzon and its Affiliates an exclusive (subject to Section 2.1), non-transferable, sublicensable under Section 2.3, royalty-bearing license under the Epirus Know-How and Epirus Patent Rights for the purposes of Pre-Clinical Development, Clinical Development, Manufacture and Commercialization of Collaboration Products in the Field in the Livzon Territory.

2.3                               Sublicensing

2.3.1                                  In the event that a Party elects to grant a sublicense to a Third Party, such Party shall inform the other Party of such election, provide to such other Party [***] regarding such Third Party and a [***] of the intended sublicense to such Third party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

2.3.2                                  With respect to any sublicense granted under Section 2.3.1, the Party granting the sublicense shall enter into a binding written agreement with the person or entity to which the sublicensing Party grants a sublicense (the “Sublicensee”), that requires that the Sublicensee complies with the applicable terms of this Agreement (including without limitation, ownership of inventions provisions and confidentiality obligations necessary to effect the intent of Article 10).  Upon reasonable request, the sublicensing Party shall provide the non-sublicensing Party with a copy of any sublicense agreement.  No sublicense granted under Section 2.3.1 shall relieve the sublicensing Party of its obligations of performance under this Agreement.  Any act or omission by a Sublicensee that would constitute a breach of this Agreement if committed by the sublicensing Party shall be cured by the sublicensing Party itself, and if the sublicensing Party fails to cure such a breach, the sublicensing Party shall remain fully liable for all such breaches in accordance with the terms of this Agreement.

2.4                               No Implied Licenses; Retained Rights.  No license or other right is or shall be created or granted hereunder by implication, estoppel or otherwise.  All licenses and rights are or shall be granted only as expressly provided in this Agreement.  All rights not expressly granted by a Party under this Agreement are reserved by such Party and may be used by such Party for any purpose.

3.                                      GOVERNANCE

3.1                               General.  The Parties agree to establish, for the purposes specified herein, a Joint Steering Committee (the “Joint Steering Committee” or “JSC”), and any other committee the JSC creates pursuant to its authority under Section 3.2.4(a) (each a “Committee” and collectively the “Committees”).  Notwithstanding anything to the contrary contained in this Agreement, the Parties agree that the JSC shall have no power, and no Committee shall have the power, to amend, modify or waive any of the terms or conditions of this Agreement.  Each Party shall bear its own expenses associated with its participation in each of the Committees.

3.1.1                                  Meetings.  Following establishment, except as otherwise set forth in this Article 3, each Committee shall meet in accordance with a schedule established by mutual written agreement by the Parties.  The location for such meetings shall alternate between Epirus and Livzon facilities (or such other location as may be determined by the Committee).  Alternatively, each Committee may meet by means of teleconference, videoconference or other similar communications equipment.  Additional representatives or consultants may from time to time, by mutual consent of the Parties, be invited to attend Committee meetings, subject to such representative’s or consultant’s written agreement to comply with confidentiality requirements at least as restrictive as those contained in this Agreement and any additional confidentiality or other requirements as the Committee may reasonably require for attendance.

3.1.2                                  Quorum.  The presence of at least one representative from each Party shall be required to constitute a quorum at any meeting of a Committee.  No business shall be transacted at any meeting of a Committee unless a quorum of the members of such Committee is present at the time when the meeting proceeds to business.

3.1.3                                  Decisions and Action.  Each Committee will take action by unanimous vote, subject to Section 3.2.4 for certain disputes, with each Party having a single vote, irrespective of the number of representatives a Party has on a Committee.  The Parties agree that, in voting on matters as described in this Article 3, it shall be conclusively presumed that each representative voting on behalf of each Party in a Committee has the authority and approval of such Party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

3.1.4                          Exchange of Information.

(a)                                 On a periodic basis determined by the JSC, Epirus and Livzon shall provide to the other through their participation in the relevant Committee updates on the work performed by or on their behalf with respect to Pre-Clinical Development, Clinical Development, regulatory matters, Manufacturing and Commercialization of each Collaboration Product.

(b)                                 Epirus and Livzon will, on an ongoing basis through their participation in the Committees, identify and notify the other Party of any patents, patent applications and know-how that constitute Epirus Patent Rights or Livzon Patent Rights, or Epirus Know-How or Livzon Know-How.

(c)                                  With respect to any Third Party subcontractors and Sublicensees under this Agreement, each Party shall keep the other Party informed of potential subcontracting and sublicensing agreements within the appropriate Committee meetings.

(d)                                 The Parties will exchange with one another any materials presented by such Parties in Committee meetings for purposes of the exchange of information during such Committee meetings.

3.1.5                                  Minutes.  Each Committee shall prepare written minutes of each Committee meeting and written records of all Committee decisions, whether made at a Committee meeting or otherwise.  Such minutes shall provide a description, in reasonable detail, of the discussions at the meeting and a list of any actions, decisions, or determinations approved by the Committee.  The Committee will distribute draft minutes to all Committee members promptly after each meeting for comments and revisions.  Finalized minutes will be distributed to the Parties after approval of the drafts by the members of the Committee.

3.2                               Joint Steering Committee.

3.2.1                                  General.  Within thirty (30) days following the Effective Date, the Parties shall establish the JSC.  The JSC shall oversee, coordinate and review recommendations and make decisions relating to the Parties’ activities under this Agreement.  The JSC shall also provide a forum for sharing advice, progress, and results relating to such activities and shall attempt to facilitate the resolution of any disputes between the Parties, as described in Section 3.2.4.

3.2.2                                  Membership; Meetings.  The JSC shall be comprised of up to three (3) representatives from each Party.  After the JSC has been established pursuant to Section 3.2.1, the JSC may increase or decrease the number of representatives on the JSC from each party.  Each Party may replace its representatives at any time upon written notice to the other Party.  The JSC shall meet at least [***] per calendar quarter in accordance with a schedule established by mutual written agreement of the Parties in addition to any other meetings as agreed upon by the Parties.

3.2.3                                  Specific Responsibilities.  The JSC shall have the following specific responsibilities:

(a)                                 The JSC may select an antibody or related biological compound (a “Proposed Compound”) for inclusion to this Agreement as a New Collaboration Compound.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(i)                                    In deciding whether to add a Proposed Compound as a New Collaboration Compound, the JSC shall consider [***].

(ii)                                The JSC shall not include any Proposed Compound as a New Collaboration Compound if the addition of such compound to this Agreement would increase the number of Collaboration Compounds to more than five (5).

(iii)                            If the JSC cannot initially agree on whether to include a Proposed Compound under this Agreement as a New Collaboration Compound, the matter will be escalated as follows:

(A)                               [***];

(B)                               [***];

(C)                               [***];

(D)                               [***]; and

(E)                                [***].

Notwithstanding anything to the contrary, in the event that, following the escalation procedure above, [***].

(b)                                 Review and approval of each Product Development Plan for each Collaboration Compound and any modifications thereof, and be briefed by the Parties regarding the content, execution, and results achieved thereunder.

(c)                                  Determine any and all royalties, milestones, and other economic terms related to New Collaboration Compounds.

(d)                                 Review and approval of the Technology Transfer Plan.

(e)                                  Perform any other activities or functions as the Parties may mutually agree in writing.

3.2.4                          Decision-Making; Limitations on JSC.

(a)                                 Generally.  The JSC shall make decisions solely on those matters referred to it in this Agreement, unless otherwise agreed upon by the Parties in writing.  The JSC shall use Commercially Reasonable Efforts to make timely decisions and to resolve disputes.  If the JSC is unable to make a decision, or resolve a dispute, controversy or claim arising under this Agreement within [***] after it first addresses such matter, then, subject to Section 3.2.3(a), Section 3.2.4(b) and Section 3.2.4(c), either Party may submit such matter for resolution to the Executive Officers in accordance with Section 13.2, and the dispute resolution procedure set forth in Article 13 shall apply.

(b)                                 Matters Reserved for Epirus.  If the JSC cannot resolve issues relating to the following matters, Epirus shall have the deciding vote on the issue, and the issue shall not be referred to the Executive Officers as described in Section 3.2.4(a) and the dispute resolution procedure set forth in Article 13 shall not apply:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(i)                                    [***].

(ii)                                [***].

(iii)                            [***].

(iv)                             [***].

(c)                                  Matters Reserved Solely for Livzon.  If the JSC cannot resolve issues relating to the following matters, Livzon shall have the deciding vote on the issue, and the issue shall not be referred to the Executive Officers as described in Section 3.2.4(a) and the dispute resolution procedure set forth in Article 13 shall not apply:

(i)                                    [***].

(ii)                                [***].

(iii)                            [***].

(iv)                             [***].

3.2.5                                  Other Committees.  From time to time the JSC may establish and delegate duties to other committees, sub-committees, or directed teams (each a “Joint Sub-Committee”) on an “as needed” basis to oversee particular projects or activities.  Joint Sub-Committees may be established on an ad hoc basis on such other basis as the JSC may determine.  Each Joint Sub-Committee shall be constituted and shall operate as JSC determines.  The activities of each such Joint Sub-Committee shall be subject to the oversight, review and approval of, and shall report to, the JSC.  If a Joint Sub-Committee is unable to make a decision, or resolve a dispute, controversy or claim arising under its authority granted by the JSC within [***] after such Joint Sub-Committee first addresses such matter, the matter shall be escalated to JSC and resolved pursuant to Section 3.2.4.  The authority of a Joint Sub-Committee cannot exceed that specified for the JSC under this Agreement.

3.2.6                                  Duration of JSC.  Once established, the JSC shall exist throughout the Term of this Agreement.

4.                                      PRODUCT DEVELOPMENT

4.1                               General.  The Parties shall prepare a product plan for each Collaboration Compound (each a “Product Development Plan”) within (a) [***] after the Effective Date or (b) [***] after the addition of a New Collaboration Compound to this Agreement.  Each Product Development Plan shall set forth the [***] for [***] for such Collaboration Compound, the Parties’ [***] with regard to [***], and an [***].  Each Product Development Plan shall take into consideration [***].

4.2                               Obligations and Audits.

4.2.1                          Responsibilities; Standard of Performance.  Each Party shall be responsible for Pre-Clinical Development, Clinical Development, and Regulatory Approval activities related to each Collaboration Product as specified in the relevant Product Development Plan.  Each Party shall use Commercially Reasonable Efforts and comply with all Applicable Laws when performing Pre-Clinical Development, Clinical Development, and Regulatory Approval obligations under a Product

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Development Plan.  The performance of activities prescribed by a Product Development Plan shall meet regulatory standards acceptable to the Regulatory Authorities in the Territory, including, at a minimum, Global Standards.  The Parties shall provide each other all reasonably requested cooperation with respect to the conduct of obligations under a Product Development Plan.

4.2.2                                  Technical Audit Right.  Each Party shall be permitted to audit the other Party’s performance of obligations under a Product Development Plan to ensure compliance with Global Standards.  The right to perform an audit under this Section 4.2.2 shall be limited to not more than [***].  The expense of each audit shall be borne by [***].

4.2.3                          Disagreement; Resolution.  Any disagreement concerning a Party’s compliance with a Product Development Plan, and/or compliance with Global Standards, resulting from a Party’s audit under Section 4.2.2 shall first be resolved by the Parties through the JSC.  If the JSC cannot agree that a Party is in compliance with a Product Development Plan, and/or compliance with Global Standards, resulting from a Party’s audit under Section 4.2.2, the matter will be referred to the Executive Officers under Section 13.2.  If the Executive Officers do not agree that a Party is in compliance with a Product Development Plan, and/or compliance with Global Standards, the matter will be resolved by [***] with the [***].  The decision of [***] and [***] shall be taken by [***] for example, [***] or [***].  The expense of [***] shall be [***].

4.3                               Subcontracting.  Subject to Section 2.3, a Party may perform any of its obligations under a Product Development Plan through subcontracting to a Third Party contractor or contract service organization; provided that:  (a) none of the rights of the other Party hereunder is materially adversely affected as a result of such subcontracting; (b) any such Third Party subcontractor to whom the subcontracting Party discloses Confidential Information has entered into an appropriate written agreement obligating such Third Party to be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in Article 10; (c) the subcontracting Party will retain or obtain ownership of any and all intellectual property (and patent rights covering such intellectual property) made by such Third Party in performing such services for the subcontracting Party that are necessary for Pre-Clinical Development, Clinical Development, and/or Regulatory Approval; and (d) the subcontracting Party shall at all times be responsible for the performance of such subcontractor.  Any dispute regarding the subcontracting of activities shall be referred to the JSC for resolution pursuant to Section 3.2.4.

4.4                               Records.  The Parties shall maintain, and shall require its Affiliates, Sublicensees and Third Party subcontractors maintain, records of all work conducted by such Party in furtherance of the Pre-Clinical Development, Clinical Development and obtaining Regulatory Approval of Collaboration Product and all results, Information and developments made in conducting such activities in accordance with Applicable Laws.  Such records shall be complete and accurate and shall fully and properly reflect all such work done and results achieved in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.

4.5                               Pre-Clinical Development

4.5.1                          Allocation of Responsibility.  The Parties intend that [***] shall be primarily responsible for Pre-Clinical Development activities for the Collaboration Compounds in the Territory; provided that, on a Collaboration Compound-by-Collaboration Compound basis, the JSC may allocate Pre-Clinical Development responsibilities between the Parties as it deems necessary [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

4.5.2                          Pre-Clinical Expenses.

(a)                                 Allocation of Pre-Clinical Expenses.  The Parties intend that with respect to each Collaboration Compound, Epirus shall be responsible for [***] of the expenses for Pre-Clinical Development activities, and Livzon shall be responsible for [***]; provided that (i) on a Collaboration Compound-by-Collaboration Compound basis, the JSC will determine the final allocation of Pre-Clinical Development expenses (with such final allocation to be set forth in the related Product Development Plan), taking into account [***], and (ii) in the case of Epirus Compound BOW015, Livzon shall be responsible for [***].

(b)                                 Fair Pricing.  All expenses borne by the Parties in relation to the performance of their Pre-Clinical Development activities shall be [***].

(c)                                  Expense Reports; Reconciliation.  Each Party shall charge all Pre-Clinical Development expenses incurred by it or its Affiliates on its books and records to enable the tracking of such incurred expenses.  Within [***] after each calendar quarter, each Party shall prepare a reconciliation statement of such expenses actually incurred during such calendar quarter (a “Pre-Clinical Reconciliation Statement”) and shall deliver such Pre-Clinical Reconciliation Statement to the other Party through the JSC.  Undisputed amounts set forth in such Pre-Clinical Reconciliation Statements shall be shared between the Parties in accordance with Section 4.5.2(a).

(d)                                 Payment of Pre-Clinical Development Expenses.  There shall be a cash settlement between the Parties no later than [***] days after a Pre-Clinical Reconciliation Statement has been delivered to the Parties through the JSC.

4.6                               Clinical Development and Regulatory Matters

4.6.1                          Allocation of Responsibility.

(a)                                 Livzon shall be responsible at its sole expense for conducting all Clinical Development activities in the Livzon Territory for Collaboration Products.  Livzon shall be responsible for submission and ownership of any and all Regulatory Filings and Regulatory Approvals relating to Collaboration Products in the Field in the Livzon Territory and shall be responsible for all interactions with Regulatory Authorities thereto.

(b)                                 Epirus shall be responsible at its sole expense for conducting all Clinical Development activities in the Epirus Territory for Collaboration Products.  Epirus shall be responsible for submission and ownership of any and all Regulatory Filings and Regulatory Approvals relating to Collaboration Products in the Field in the Epirus Territory and shall be responsible for all interactions with Regulatory Authorities thereto.

4.6.2                          Right of Reference.

(a)                                 Subject to the rules of the relevant Regulatory Authority and any Third Party rights granted by Epirus prior to the related Collaboration Compound being added to this Agreement Epirus hereby grants to Livzon, its Affiliates and Sublicensees a right of reference to (including, without limitation, the right to inspect) any Regulatory Filings by Epirus, its Affiliates or Sublicensees with Regulatory Authorities pertaining to the Collaboration Products, solely for Livzon’s, its Affiliates’ or Sublicensees’ use in Clinical Development, including without limitation, applications for Regulatory Approval for Collaboration Product.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(b)                                 Subject to the rules of the relevant Regulatory Authority and any Third Party rights granted by Livzon prior to the related Collaboration Compound being added to this Agreement, Livzon hereby grants to Epirus, its Affiliates and Sublicensees a right of reference to (including, without limitation, the right to inspect) any Regulatory Filings by Livzon, its Affiliates or Sublicensees with Regulatory Authorities pertaining to the Collaboration Products, solely for Epirus’s, its Affiliates’ or Sublicensees’ use in Clinical Development, including without limitation, applications for Regulatory Approval for Collaboration Product.

4.6.3                          Communication with Each Party; Development Reports.  Through the JSC, each Party will keep the other Party reasonably informed about Clinical Development relating to each and every Collaboration Product, including the conduct of any Clinical Trials that are necessary or reasonably useful for such other Party’s Manufacture and/or Commercialization of any such Collaboration Product in its respective Territory.  In addition, the Parties will provide each other with written reports containing [***] of all [***] (including [***]) obtained from [***] relating to [***], with such reports to be provided [***].  All reports and other Information provided by a Party under this Section 4.6.3 will be the Confidential Information of such Party and subject to the terms of Article 10.

4.6.4                          Reporting Adverse Events.

(a)                                 Safety Agreement.  The Parties shall execute a separate agreement governing the Parties’ respective responsibilities with respect to adverse events, complaints, and other safety-related matters with respect to the Collaboration Products in the Territory (the “Safety Data Exchange Agreement” or “SDEA”).  The Parties shall execute such SDEA prior to the initiation of any clinical activities for any Collaboration Product in any country in the Territory and as soon as practicable after the Effective Date.  The JSC shall review from time to time the Parties’ pharmacovigilance policies and procedures.

(b)                                 Report.  In addition to any reporting performed pursuant to Section 4.6.3, each Party shall inform the other Party about adverse events, of which they have or gain knowledge, occurring or having occurred in connection with the use of any Collaboration Product in Clinical Trials or Commercialization activities conducted by such Party.  The Parties agree to handle data and information about adverse events in connection with any and all Collaboration Products in accordance with Applicable Laws.  Each Party shall be responsible for reporting adverse drug experiences to the relevant Regulatory Authorities in the Epirus Territory or the Livzon Territory, as applicable to Epirus and Livzon respectively.

(c)                                  Clinical Safety Database.  Adverse events related to the use of any Collaboration Product in the Territory shall be logged in a single database, jointly owned by the Parties and operated through the JSC.  The Parties shall maintain the global safety database for each and every Collaboration Product.

4.6.5                                  Communication with Regulatory Authorities.  Each Party shall notify the other Party of any oral communications, and provide such other Party with copies of any written communications, to or from Regulatory Authorities on matters which may reasonably be deemed to impact Pre-Clinical Development, Clinical Development, Manufacture, Commercialization or Regulatory Approval of Collaboration Product by such other Party in its respective Territory within [***] after receipt of such communication, or such earlier date as required by Applicable Laws or Regulatory Authority.  Moreover, in each such case, each Party shall give the other Party [***] to any such oral or written communications to or from Regulatory Authorities [***], and provide such other Party with a copy of the final response as specified herein.  At all times during the Term, each Party shall, at its own

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

expense, have the opportunity to have one (1) representative attend all key meetings, solely as an observer, with Regulatory Authorities relating to any Collaboration Product in countries outside of the Epirus Territory or the Livzon Territory, as applicable to Epirus and Livzon respectively, to the extent such meeting may reasonably be deemed to impact such Party’s activities hereunder in respect of the related Collaboration Compound.

4.6.6                                  Trial Master File.  Notwithstanding any other provision in this Agreement regarding the return or transfer of Confidential Information or clinical trial data or documents, any Party that is a sponsor of a Clinical Trial involving a Collaboration Product shall retain all documents and data, including, but not limited to the Trial Master File, to the extent required under Applicable Laws.  [***].

5.                                      MANUFACTURING AND SUPPLY

5.1                               Manufacturing by Livzon.  The Parties intend to collaborate to establish manufacturing capacity for Collaboration Products in the Livzon Territory and to use Commercially Reasonable Efforts to enable Livzon to become an established worldwide supplier of biopharmaceutical products, including Collaboration Products.  The terms of manufacture and supply set forth in this Article 5 have been set forth on the basis of such intent.

5.2                               Preferred Supplier.  The Parties intend that Livzon shall be the preferred manufacturer and supplier of Collaboration Compounds and Collaboration Products under this Agreement for Pre-Clinical Development, Clinical Development and Commercial supply (the “Preferred Supplier”); provided, however, that Livzon’s status as Preferred Supplier shall be subject to Livzon’s compliance with the following requirements:

(i)                                    the [***];

(ii)                                Livzon’s [***] having [***] to [***];

(iii)                            Epirus’ [***] to appropriately address [***];

(iv)                             Livzon’s [***] being [***];

(v)                                 compliance with the [***] as specified in [***]; and

(vi)                             subject to [***].

5.3                               Manufacturing and Supply Agreements.

5.3.1                                  In the event that the requirements of Section 5.2 have been met such that Livzon will be Epirus’s Preferred Supplier, the Parties shall negotiate in good faith and use their respective Commercially Reasonable Efforts to enter into a definitive written pre-clinical and clinical supply agreement, [***], which will specify the terms of the Manufacture and supply of Collaboration Compounds and/or Collaboration Products for Epirus’s use in Pre-Clinical Development and Clinical Development activities in Epirus Territory [***] (each a “Clinical Supply Agreement”).

5.3.2                          In the event that the requirements of Section 5.2 have been met such that Livzon will be Epirus’s Preferred Supplier, the Parties shall negotiate in good faith and use their respective Commercially Reasonable Efforts to enter into a definitive written commercial supply

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

agreement, [***], which will specify the terms of the Manufacturing and supply of Collaboration Products by Livzon for Commercialization by Epirus in the Epirus Territory [***] (each a “Commercial Supply Agreement”).

5.3.3                                  Each Clinical Supply Agreement and Commercial Supply Agreement shall be consistent with all of the terms and conditions in this Section 5.3 and all other relevant provisions of this Agreement, and shall contain customary market terms including, without limitation, (a) plans and timelines for material supply, (b) Commercially Reasonable Efforts to supply, including appropriate remedies for supply delays or shortfalls, (c) forecasting mechanisms, including limits on forecast increases and orders, (d) audit rights, and (e) quality and specifications.

5.4                               Responsibilities; Standard of Performance.  Livzon shall be responsible for the Manufacture of Collaboration Product in accordance with this Article 5 and shall use Commercially Reasonable Efforts and comply with all Applicable Laws in the performance of its obligations.

5.5                               Epirus Manufacturing Technology Transfer.

5.5.1                          Technology Transfer Plan.  The Parties shall promptly after the Effective Date prepare a technology transfer plan (the “Technology Transfer Plan”) specifying the conduct by Epirus of the Technology Transfer.  The Technology Transfer Plan shall specify the process for providing Epirus Manufacturing Technology to Livzon, the training of Livzon employees by Epirus employees at the applicable Livzon facility, the division of expenses between Epirus and Livzon for performing the aforementioned activities, and any payments by the Parties in respect thereof.  The JSC shall approve the Technology Transfer Plan before the Parties are obliged to perform any activities contained therein, and the Technology Transfer Plan may be amended from time to time as necessary by the JSC.  The Technology Transfer Plan shall be consistent with and shall not contradict the terms of this Agreement.  In the event of any inconsistency between the Technology Transfer Plan and this Agreement, the terms of this Agreement shall prevail.  If Applicable Law requires a change to the Technology Transfer Plan, the Parties shall revise the Technology Transfer Plan to the extent necessary to comply with such requirement.  Each Party shall use Commercially Reasonable Efforts and comply with all Applicable Laws when performing its obligations under the Technology Transfer Plan, and the Parties shall provide each other all reasonably requested cooperation with respect to such obligations.

5.5.2                          Epirus will provide, as part of the Technology Transfer, reasonable technical assistance and services to Livzon in order for Livzon to manufacture the Collaboration Products. Subject to the terms and conditions contained herein and each Product Development Plan, Epirus shall conduct, support, and if necessary, cause a third party to conduct, any agreed-upon Technology Transfer. All costs associated with any agreed-upon Technology Transfer will be provided for under the relevant Product Development Plan.

5.5.3                          Technology Transfer Compliance Review.  To further the Parties intent at enabling Livzon to become an established worldwide supplier of biopharmaceutical products, each Party shall permit the other Party to review the Party’s compliance with the Technology Transfer Plan on a [***] basis during the term of the technology transfer specified under the Technology Transfer Plan.  The expense of any such review shall be borne by [***].

5.5.4                          Disagreement; Resolution.  Any disagreement concerning Livzon’s compliance with the Technology Transfer Plan resulting from Epirus’s review under Section 5.5.2 shall first be resolved by the Parties through the JSC.  If the JSC cannot resolve the matter, the matter will be referred to the Executive Officers under Section 13.2.  If the Executive Officers do not agree that Livzon

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

is in compliance with the Technology Transfer Plan, the matter will be resolved by [***] with the [***].  The decision of [***] and [***] shall be taken by [***] for example, [***] or [***].  The expense of [***] shall be [***].

5.6                               Manufacturing Subcontracting.  Subject to Section 2.3, Livzon may perform any activities in support of its Manufacturing of Collaboration Product through subcontracting to a Third Party contractor or contract manufacturing organization; provided that:  (a) none of Epirus’s rights hereunder are materially adversely affected as a result of such subcontracting; (b) any such Third Party subcontractor to whom Livzon discloses Confidential Information has entered into an appropriate written agreement obligating such Third Party to be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in Article 10; (c) Livzon will retain or obtain ownership of any and all intellectual property (and patent rights covering such intellectual property) made by such Third Party in performing such services for Livzon that are necessary for the Development, Manufacturing, and/or Commercialization; and (d) Livzon shall at all times be responsible for the performance of such subcontractor.  Any dispute regarding the subcontracting of Manufacturing activities shall be referred to the JSC for resolution pursuant to Section 3.2.4.

5.7                               Records.  The Parties shall maintain, and shall require its Affiliates, Third Party subcontractors and Sublicensees to maintain, records of all work conducted by such Party in furtherance of the Manufacture of Collaboration Product and all results, Information, and developments made in conducting such activities in accordance with Applicable Laws.  Such records shall be complete and accurate and shall fully and properly reflect all such work done and results achieved in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.

6.                                      COMMERCIALIZATION

6.1                               Generally.

6.1.1                                  Livzon shall be solely responsible, at its own expense, for Commercialization of any and all Collaboration Products in the Livzon Territory following receipt of Regulatory Approval for such Collaboration Product.

6.1.2                                  Epirus shall be solely responsible, at its own expense, for the Commercialization of any and all Collaboration Products in a country in the Epirus Territory following receipt of Regulatory Approval for such Collaboration Product.

6.2                               Commercialization Plan; Commercialization Reports.

6.2.1                                  On a Collaboration Product-by-Collaboration Product basis, a Party Commercializing a Collaboration Product in the Epirus Territory or the Livzon Territory, as applicable to Epirus and Livzon respectively, shall keep the other Party informed of the commercializing Party’s Commercialization activities and plans with respect to the Collaboration Product in the Epirus Territory or the Livzon Territory, as applicable.  Not more than [***] following submission of an application for marketing authorization for a Collaboration Product in any country in the Epirus Territory or the Livzon Territory, as applicable, the commercializing Party shall provide to the non-commercializing Party, through the JSC, an initial plan for Commercialization for that Collaboration Product (each a “Commercialization Plan”).  The initial Commercialization Plan shall set out the commercialization Party’s intended [***] activities relating to the Collaboration Product in the Epirus Territory or the Livzon Territory, as applicable, as well as [***].  Such Commercialization Plan shall be updated by the commercializing Party at [***] intervals until the launch date for the Collaboration Product in the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Territory, and thereafter the commercializing Party shall provide a report (the “Commercialization Report”) on the status of its Commercialization efforts for the Collaboration Product at least [***].  Each Commercialization Report shall include, where applicable, and without limitation, information relating to [***].  Such Commercialization Report shall also contain [***].

6.2.2                                  Notwithstanding anything to the contrary, Epirus shall only be required to comply with Section 6.2.1 to the extent that the Collaboration Product at issue is a Livzon Product or New Collaboration Product.  Notwithstanding the above, Livzon shall only be required to comply with Section 6.2.1 to the extent that the Collaboration Product at issue is a Epirus Product or New Collaboration Product.

6.3                               Diligence; Standard of Performance.  On a Collaboration Product-by-Collaboration Product and country-by-country basis, the responsible Party shall achieve commercial launch of a Collaboration Product in a given country within [***] after receiving Regulatory Approval for such Collaboration Product in such country.  The responsible Party, its Affiliates and Sublicensees shall use Commercially Reasonable Efforts and comply with all Applicable Laws to Commercialize the Collaboration Product after commercial launch.  The Parties shall provide each other all reasonably requested cooperation with respect to Commercialization of Collaboration Product in the Territory.

6.4                               Packaging; Promotional Materials; Trademarks.

6.4.1                          Ownership.  In the Epirus Territory and the Livzon Territory, as applicable to Epirus and Livzon respectively, each Party shall own and be responsible for the preparation of all final packaging (non-commercial and commercial) and promotional materials for use in Commercializing any Collaboration Product.

6.4.2                          Process.  The Parties shall inform each other of any trademarks or trade names that each intends to use or register for use in relation to Collaboration Product in the Epirus Territory or the Livzon Territory, as applicable (the “Product Marks”).  Such notice shall be provided at least [***] in advance of any filing related to the Product Marks for the purposes of providing the other Party’s input.

6.4.3                          Disputes.  If a Party reasonably believes a proposed Product Mark either (a) [***], (b) [***], or (c) [***], then the objecting Party shall provide notice of its objection to the Proposed Mark to the other Party.  If, notwithstanding such notice of objection, the other Party wishes to use such proposed Product Mark, then the issue will be referred to the JSC pursuant to Section 3.2.4.

6.4.4                          No Licenses.  Unless otherwise agreed in writing by the Parties, neither Party is granted a license to the other Party’s Product Marks and shall have no rights to use any Product Marks of the other Party unless such use is required to be compliant with Applicable Laws (including any laws applicable to packaging or labeling of a Collaboration Product) in the Territory.

6.5                               Recalls.

6.5.1                                  Notice of Recall.  Each Party shall promptly notify the other Party in writing if it determines that any event, incident or circumstance has occurred that may result in the need for a “recall”, “field correction” or “market withdrawal” (as such terms are defined in U.S. 21 CFR 7.3 or similar regulation of a Regulatory Authority) (hereinafter referred to as a “Recall”) of a Collaboration Product or any lot(s) thereof.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

6.5.2                                  Responsibility.  The JSC shall be responsible for determining whether and upon what terms and conditions Collaboration Product will be Recalled or otherwise withdrawn from sale to Third Parties within any country in the Territory.  The Party whose territory (either the Epirus Territory or the Livzon Territory, as applicable) includes the country in which a Recall may occur shall be responsible for discussions with Regulatory Authorities within the applicable country regarding all aspects of the Recall decision and the execution thereof.

6.5.3                                  Compulsory Recall.  If at any time (a) any Regulatory Authority in the Territory issues a request, directive or order for a Recall of a Collaboration Product in the Territory; or (b) a court of competent jurisdiction orders a Recall of a Collaboration Product in the Territory, then the JSC shall determine which Party will be responsible for implementing such Recall and the allocation of expenses in respect thereof.

7.                                      FINANCIAL TERMS

7.1                               Epirus Products — BOW015.

7.1.1                          Development Milestone Payments.  Livzon shall pay the following non-refundable, non-creditable milestone payments with respect to any Epirus Product containing Epirus Compound BOW015, within [***] after the date of achievement of the relevant milestones as set forth in the table below:

Development Milestone Event	Payment
[***]	$2,500,000

7.1.2                          Royalty Rate.  Livzon shall pay to Epirus non-creditable, non-refundable royalties on aggregate Net Sales in a calendar year in the Livzon Territory of any Epirus Product containing Epirus Compound BOW015 as follows:

Net Sales in a Single Calendar Year	Royalty rate
[***]	[***]
[***]	[***]
[***]	[***]

For example, if the Net Sales of Epirus Product containing the Epirus Compound BOW015 in the Livzon Territory in a calendar year totaled [***], then the total royalty payable by Livzon to Epirus will be: [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

7.2                               Livzon Products.

7.2.1                                  Development Milestone Payments.  On a Livzon Product-by-Livzon Product basis, Epirus shall pay the following non-refundable, non-creditable milestone payments with respect to each Livzon Product, within [***] after the date of achievement of the relevant milestone for as set forth in the table below:

Development Milestone Event	Payment
[***]	$2,500,000

7.2.2                                  Royalty Rate.  Epirus shall pay to Livzon non-creditable, non-refundable royalties of [***] on a Livzon Product-by-Livzon Product basis on aggregate Net Sales of Livzon Product in the Epirus Territory.

7.3                               New Collaboration Product — Financial Terms.  After the JSC has decided pursuant to Section 3.2.3(a) to include a Proposed Compound as a New Collaboration Compound, the JSC shall determine any and all royalties, milestones, and other economic terms related to such New Collaboration Compound.  The JSC’s determination of such financial terms shall be based on and reflect New Collaboration Compound Criteria, as follows:

(a)                                 For New Collaboration Compounds that have [***],the Parties shall [***]

(i)                                    if the Proposed Compound is [***], [***] shall make the following non-refundable, non-creditable payments upon the first achievement of the milestone events within [***] after the date of the first achievement of the milestones as set forth in the table below.  [***] shall also pay to [***] non-creditable, non-refundable royalties of [***] on [***]:

Development Milestone Event	Payment
[***]	[***]

(ii)                                The Parties shall [***] if the Proposed Compound is [***]

(b)                                 For all other New Collaboration Compounds, the Parties shall [***].

7.4                               Royalty Information.

7.4.1                                  Royalty Payments; Reports.  Royalties due to each Party under this Article 7 shall be made no later than [***] following the end of each calendar quarter with respect to Net Sales in such calendar quarter.  Each payment under Section 7.4 shall be accompanied by a written report showing [***].

7.4.2                                  Royalty Term.  Royalties shall be paid under this Article 7 commencing on First Commercial Sale of such Collaboration Product for the duration of the Term.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

7.4.3                                  Single Royalty.  Royalties payable under Article 7 will be payable only once with respect to a particular unit of Collaboration Product.

7.4.4                          Adjustment for Third Party Licenses.

(a)                                 Epirus and Livzon shall negotiate and bear any payments associated with any royalties owed to any Third Party either for intellectual property that the JSC has determined in accordance with Section 3.2.4 is necessary or useful for the Pre-Clinical Development, Clinical Development, Manufacture, or Commercialization of Collaboration Product in the Field in the Epirus Territory and Livzon Territory, respectively (the “Third Party Royalties”).

(b)                                 A Party may credit up to [***] of the amount of any Third Party Royalties paid by such Party for Third Party intellectual property pursuant to Section 7.4.4(a) against royalties payable to the other Party under Article 7.  A Party may take such credit during the calendar quarter for which royalties are payable hereunder; provided that in no event will such credit reduce the royalties payable to the other Party for such calendar quarter by more than [***].

7.5                               Currency of Payment.  All payments to be made under this Agreement shall be made in Dollars, unless the Parties otherwise agree in writing.  Foreign currencies shall be converted into Dollars using the average of the month end daily currency exchange rate for purchase of United States of America dollars set forth in The Wall Street Journal (Eastern United States Edition) for each of the three calendar months prior to the date of the payment.

7.6                               Records and Audits.

7.6.1                                  Records.  Each Party shall keep complete and accurate records in sufficient detail to permit the other Party to confirm the performance of such Party’s obligations under and the accuracy of calculations of all payments made under Article 7.  The records to be maintained by each Party under this Section 7.6 shall be maintained for a minimum of three (3) years following the calendar year in which the corresponding efforts or payments, as the case may be, were made under this Agreement or longer if by regulatory requirement.

7.6.2                                  Audit Rights.  Each Party shall, at its expense (except as provided below), have the right to audit, not more than once during each calendar year, upon thirty (30) days prior notice and during regular business hours, any records pertaining to a Collaboration Product and any payments under this Agreement to determine with respect to any calendar year, the accuracy of any report or payment made under Article 7 in the [***].  If the auditing Party desires to audit such records provided by the other Party, the auditing Party shall engage an independent, certified public accountant reasonably acceptable to the audited Party, to examine such records under obligations of confidentiality no less protective as those set forth in Article 10.  Such accountant shall be instructed to provide to Epirus and Livzon a report verifying any report made or payment submitted by the audited Party during such period, but shall not disclose to the auditing Party any Confidential Information of the audited Party not necessary therefor.  The expense of such audit shall be borne by the auditing Party; provided, however, that, if an error resulting in underpayment by the audited Party of more than the greater of (a) [***] of the amount that should have been paid or (b) [***] is discovered, then the expenses of conducting such audit shall be paid by the audited Party; provided further that the total expense to be borne by the audited Party shall not exceed [***].  Any underpayment discovered in the conduct of any audit shall be paid to the auditing Party within [***] after receipt of the accountant’s report.  Any overpayment shall be reimbursed to the audited Party within [***] after receipt of the accountant’s report.  No auditors engaged in any audits under this Section 7.6.2 shall be paid on a contingency basis.  Any Information received by the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

auditing Party pursuant to this Section 7.6.2 shall be deemed to be Confidential Information of the audited Party.

7.7                               Late Payments.  In the event that any payment under this Agreement is made after the date specified and provided that such payment is not otherwise subject to a good faith dispute, the paying Party shall increase the amount otherwise due and payable by adding interest at the lesser of (i) the annualized interest rate at the [***] or (ii) the highest rate permitted by applicable law from the date that such additional amount should have first been paid.

7.8                               Survival.  This Article 7 shall survive any termination or expiration of this Agreement for a period of [***] following such termination or expiration, as applicable.

8.                                      INTELLECTUAL PROPERTY AND INVENTIONS

8.1                               Ownership of Inventions8.1.1                           .  Livzon shall promptly disclose to Epirus in writing the development, making, conception and/or reduction to practice of Livzon Know-How and Joint Know-How at the time when Livzon is ready to file a patent application.  Epirus shall promptly disclose to Livzon in writing the development, making, conception and/or reduction to practice of Epirus Know-How and Joint Know-How at the time when Epirus is ready to file a patent application.  Each Party shall have the right to use and license jointly owned Inventions and all intellectual property rights therein for any and all purposes without the need to account to or seek permission from the other Party (subject, in all cases, to any other applicable terms of this Agreement); provided, however, that for clarity, the foregoing shall not be construed as granting or conveying to either Party any license or other rights to the other Party’s other intellectual property rights, unless otherwise expressly set forth in this Agreement.

8.1.2                                  Inventorship; Ownership Disputes.  Determination of whether an invention was made by one Party or jointly by the Parties shall be made in accordance with the principles of inventorship under the United States patent laws.  Any disputes regarding ownership of Inventions, Patents, Patent Applications, and any other intellectual property shall be resolved pursuant to Section 3.2.4.

8.1.3                                  Sole Inventions.  All Inventions made, conceived, reduced to practice, or otherwise discovered solely by employees, independent contractors, or agents of either Epirus or Livzon shall be solely owned by such Party.  Patents and Patent Applications covering Inventions that are solely owned by Epirus shall be included in the Epirus Patent Rights.  Patents and Patent Applications covering solely Inventions that are solely owned by Livzon shall be included in the Livzon Patent Rights.

8.1.4                                  Joint Inventions.  All Inventions made, conceived, reduced to practice, or otherwise discovered by employees, independent contractors, or agents of each of Epirus and Livzon, or their respective Affiliates or Sublicensees, shall be owned jointly by the Parties (“Joint Inventions”).  Each Party shall own an undivided one-half (1/2) interest in each such Joint Invention, and all Patents and Patent Applications claiming it and other intellectual property rights therein, and, with no duty of accounting to the other Party, shall have the right to practice such Joint Invention and grant licenses under such Party’s interest in such Patents and Patent Applications and other intellectual property rights in such Party’s interest in such Joint Inventions without the consent of the other Party.  Epirus’s interest in any Patents and Patent Applications covering Joint Inventions shall be included in the Epirus Patent Rights, and Livzon’s interest in any Patents and Patent Applications covering Joint Inventions shall be included in the Livzon Patent Rights.  For any Joint Inventions, the Parties will designate which Party shall have first right to for any filing, prosecution and maintenance in respect thereof, as provided in Section 8.2.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

8.2                               Filing, Prosecution, and Maintenance of Patent Rights8.2.1      .

8.2.2                                  By Epirus. Epirus shall have the first right to file, prosecute and maintain in the Territory, upon appropriate consultation with Livzon, patents and patent applications covering (i) the Epirus Patent Rights licensed to Livzon under this Agreement, and (ii) any Joint Inventions that are primarily related to an Epirus Compound or are otherwise designated to it for such filing, prosecution and maintenance.  In the event Epirus does elect to prosecute or maintain such Epirus Patent Rights, Epirus shall do so in good faith.  Epirus may elect not to prosecute or maintain such Epirus Patent Rights and, if so, Epirus shall promptly notify Livzon and Livzon shall have the right to prosecute or maintain such patent applications and patents, in which case, if Livzon elects to prosecute or maintain such patent applications and patents, Livzon shall do so in good faith.

8.2.3                                  By Livzon.  Livzon shall have the first right to file, prosecute and maintain in the Territory, upon appropriate consultation with Epirus, patents and patent applications covering (i) the Livzon Patent Rights licensed to Epirus under this Agreement, and (ii) any Joint Inventions that are primarily related to a Livzon Compound or are otherwise designated to it for such filing, prosecution and maintenance.  In the event Livzon does elect to prosecute or maintain such Livzon Patent Rights, Livzon shall do so in good faith.  Livzon may elect not to prosecute or maintain such Livzon Patent Rights and, if so, Livzon shall promptly notify Epirus and Epirus shall have the right to prosecute or maintain such patent applications and patents, in which case, if Epirus elects to prosecute or maintain such patent applications and patents, Epirus shall do so in good faith.

8.2.4                          Procedures

(a)                                 In each case under Sections 8.2.2 and 8.2.3, the Party with first right to file, prosecute or maintain shall give notice to the other Party of any desire to cease prosecution and/or maintenance of the applicable patent rights on a country-by-country basis in the Territory and, in such case, shall permit the other Party, in such other Party’s sole discretion, to continue prosecution or maintenance of such patent rights [***].  If the other Party elects to continue prosecution or maintenance based on the Party with the first rights’ election not to file pursuant to Sections 8.2.2 or 8.2.3, the initial Party shall execute such documents and perform such acts [***] as may be reasonably necessary to permit the other Party to continue such prosecution or maintenance.  The other Party may, at its discretion, seek input from the initial Party, including technical information and assistance, in the prosecution or maintenance of the patent applications or patents, and the initial Party shall provide such input as it is reasonably able to provide in a timely manner[***].

(b)                                 The Party assuming responsibility for prosecution or maintenance of the patent applications or patents shall keep the non-responsible Party advised of the status of the patent applications or patents in the Territory.  The Party assuming responsibility for prosecution or maintenance of the patent applications or shall [***], so that the non-responsible Party shall have at least [***] days [***] to [***].  In the event of [***], the [***], but except as set forth elsewhere in this Section 8.2, the final decision regarding any prosecution matter shall rest with [***].  The responsible Party shall promptly give notice to the non-responsible Party of the grant, lapse, revocation, surrender, invalidation or abandonment of any patent applications or patents for which they have prosecution or maintenance responsibility pursuant to this Article 8.

8.3                               Interference, Opposition, Reexamination and Reissue.

8.3.1                                  Each Party shall promptly inform the other Party of learning of any patent office instituted or Third Party request for, or filing or declaration of, any interference, opposition

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

or reexamination relating to the Livzon Patent Rights or Epirus Patent Rights.  Livzon shall be the lead Party on any Livzon Patent Rights, and Epirus shall be the lead Party on any Epirus Patent Rights.  Epirus and Livzon shall thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding.  The Parties shall have the right to review and comment on any submission to be made in connection with such proceeding.

8.3.2                                  In connection with any interference, opposition, reexamination or reissue proceeding relating to patent applications or patents licensed to the other Party under this Agreement, Epirus and Livzon shall cooperate fully and shall provide each other with any information or assistance that either may reasonably request.  The Parties shall keep each other informed of developments in any such action or proceeding, including, to the extent permissible by law, consultation on and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto.

8.3.3                                  Each Party shall bear the expense of any interference, opposition, reexamination, or reissue proceeding relating to its respective patent applications or patents licensed to the other Party under this Agreement.

8.4                               Enforcement and Defense

8.4.1                                  Each Party shall give notice to the other Party of (a) any infringement of Livzon Patent Rights or Epirus Patent Rights or (b) any misappropriation or misuse of Livzon Know-How, Epirus Know-How or Joint Know-How, that may come to that Party’s attention.  Epirus and Livzon shall thereafter consult and cooperate fully to determine a course of action, including the commencement of legal action by either or both Epirus and Livzon to terminate any such infringement or any misappropriation or misuse.

8.4.2                                  With regard to Livzon Patent Rights, Livzon Know-How, and Joint Know-How in the Livzon Territory, Livzon, upon notice to Epirus, shall have the first right to initiate and prosecute such legal action at its own expense and in the name of Livzon, or to control the defense of any declaratory judgment action relating to Livzon Patent Rights or Livzon Know-How.  Epirus may join Livzon at Epirus’s expense when permitted by law.

8.4.3                                  With regard to Epirus Patent Rights, Epirus Know-How, and Joint Know-How in the Epirus Territory, Epirus, upon notice to Livzon, shall have the first right to initiate and prosecute such legal action at its own expense and in the name of Epirus, or to control the defense of any declaratory judgment action relating to Epirus Patent Rights or Epirus Know-How.  Livzon may join Epirus at Livzon’s expense when permitted by law.

8.4.4                                  Each Party shall promptly inform the other party if it elects not to exercise its rights under Section 8.4.2 and 8.4.3, and the other Party shall thereafter have the right to either initiate and prosecute such action or to control the defense of such declaratory judgment action in its name.  In the event that a Party elects not to exercise its rights as provided in Section 8.4.2 or 8.4.3, and the other Party elects to exercise its rights under this Section 8.4.4, the costs of [***], including [***], shall be paid by [***].

8.4.5                                  Each Party shall have the right to be represented by counsel of its own choice at its own cost.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

8.4.6                                  For any action as provided in Sections 8.4.2, 8.4.3, and 8.4.4, in the event that either Party is unable to initiate or prosecute such action solely in its own name, the other Party shall join such action voluntarily and shall execute and cause its Affiliates to execute all documents necessary for such other Party to initiate litigation to prosecute and maintain such action.  In connection with any action, Epirus and Livzon shall cooperate fully and shall provide each other with any information or assistance that either may reasonably request.  Each Party shall keep the other informed of developments in any action or proceeding, including, to the extent permissible by law, consultation on and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto.

8.4.7                                  Recovery.  Any recovery obtained by either or both Epirus and Livzon in connection with or as a result of any action contemplated by this Article 8, whether by settlement or otherwise, shall be shared in order as follows:

(a)                                 the Party which initiated and prosecuted the action shall recoup all of its reasonable expenses incurred in connection with the action;

(b)                                 the other Party shall then, to the extent possible, recover its reasonable expenses incurred in connection with the action;

(c)                                  the amount of any recovery remaining shall then be allocated between the Parties as follows: (i) [***]; and (ii) [***].

9.                                      REPRESENTATIONS, WARRANTIES, AND COVENANTS; DISCLAIMERS; LIMITATION OF LIABILITY

9.1                               Mutual Representations and Warranties.  Each Party hereby represents and warrants to the other Party that, as of the Effective Date:

9.1.1                                  it is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation;

9.1.2                                  it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder, and, in so doing, will not violate any other agreement to which such Party is a party as of the Effective Date, or conflict with the rights granted to any Third Party;

9.1.3                                  this Agreement has been duly-executed by it and is legally binding upon it, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitably remedy of specific performance or injunctive relief is subject to the discretion of the court or other tribunal before which any proceeding may be brought);

9.1.4                                  it has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all material agreements (including license agreements) and filings (including patent filings) necessary to perform its material obligations hereunder;

9.1.5                                  it owns or Controls the Epirus Know-How or Livzon Know-How, as applicable, and Epirus Patent Rights or Livzon Patent Rights, as applicable, necessary for Epirus and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Livzon to comply with its obligations under this Agreement and to grant the licenses contained in this Agreement;

9.1.6                                  it Controls or otherwise is entitled to use all rights in, to and under the Epirus Know-How or Livzon Know-How, as applicable, and Epirus Patent Rights or Livzon Patent Rights, as applicable, in the Territory, and the Epirus Know-How or Livzon Know-How, as applicable, and Epirus Patent Rights or Livzon Patent Rights, as applicable, are, in all cases, free and clear of (a) any claim or charge, or (b) any lien or encumbrance or (c) to its knowledge, any right of any Third Party; and

9.1.7                                  it has taken reasonable measures to protect the confidentiality of the Epirus Know-How or Livzon Know-How, as applicable, and will continue to take such measures during the term of the Agreement.

9.2                               Mutual Covenants.  Each Party hereby covenants to the other Party that:

9.2.1                                  all employees of such Party or its Affiliates, and all agents, consultants and subcontractors of such Party or its Affiliates performing any activities arising out of this Agreement shall be under the obligation to assign all right, title and interest in and to their inventions and discoveries directly related to any Collaboration Products, whether or not Patentable, if any, to such Party as the sole owner thereof;

9.2.2                                  it shall perform its obligations and activities in compliance with all Applicable Law and industry standards, including, without limitation, GLP, GCP and GMP, in each case as applicable under Applicable Law of the country and the state and local government wherein such activities are conducted;

9.2.3                                  it shall not employ (or, to its knowledge, use any contractor or consultant that employs) any individual or entity (a) debarred by the United States Food and Drug Administration (or subject to a similar sanction of any other applicable Regulatory Authority) or (b) who is the subject of an United States Food and Drug Administration debarment investigation or proceeding (or similar proceeding of any other applicable Regulatory Authority) in each case, in the conduct of its activities under this Agreement;

9.2.4                                  it shall not knowingly infringe the intellectual property rights of any Third Party in connection with its activities pursuant to this Agreement; and

9.2.5                                  during the Term, for any Collaboration Compound for which such Party is obligated to pay the other Party royalties hereunder, it will not undergo Pre-Clinical Development of, Clinical Development of, Manufacture, Commercialize or otherwise distribute any product containing such Collaboration Compound other than the Collaboration Products.

9.3                               DISCLAIMER OF WARRANTY.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR MANDATED BY APPLICABLE LAW (WITHOUT THE RIGHT TO WAIVE OR DISCLAIM), NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO A COLLABORATION COMPOUND, COLLABORATION PRODUCT, ANY PATENT RIGHTS, KNOW-HOW, GOODS, SERVICES, RIGHTS, OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

9.4                               LIMITATION OF LIABILITY.  EXCEPT FOR EACH PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER, ANY CLAIMS RELATED TO ONE PARTY’S INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY OUTSIDE OF THE RIGHTS AND LICENSES GRANTED HEREUNDER, AND/OR ANY BREACH OF ARTICLE 10, UNDER NO CIRCUMSTANCES SHALL A PARTY HEREOF BE LIABLE TO THE OTHER PARTY HEREOF FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES.

10.                               CONFIDENTIALITY

10.1                        Nondisclosure Obligation; Exceptions.  For the Term and for a period of five (5) years thereafter, all Confidential Information disclosed by one Party to the other Party hereunder shall be maintained in confidence by the receiving Party and shall not be disclosed to any Third Party, except to an Affiliate, or used for any purpose except as set forth in this Agreement without the prior written consent of the disclosing Party, except to the extent that such Confidential Information:

10.1.1                           is known by the receiving Party or its Affiliates at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s or its Affiliates’ records;

10.1.2                           is properly in the public domain by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the receiving Party or its Affiliates;

10.1.3                           is subsequently disclosed to the receiving Party or its Affiliates by a Third Party who may lawfully do so and is not known by the receiving Party to be under an obligation of confidentiality to the disclosing Party; or

10.1.4                           is developed by the receiving Party or its Affiliates independently of Confidential Information received from the disclosing Party, as documented by the receiving Party’s or its Affiliates’ records.

10.2                        Degree of Care; Permitted Use.  Each Party shall take reasonable steps to maintain the confidentiality of the Confidential Information of the other Party, which steps shall be no less protective than those steps that such Party takes to protect its own Confidential Information of a similar nature, and in no event less than a reasonable degree of care.  Neither Party shall use or permit the use of any Confidential Information of the other Party except for the purposes of carrying out its obligations or exercising its rights under this Agreement, and neither Party shall copy any Confidential Information of the other Party except as may be reasonably necessary or useful for such purposes.  All Confidential Information of a Party, including all copies and derivations thereof, is and shall remain the sole and exclusive property of the disclosing Party and subject to the restrictions provided for herein.

10.3                        Authorized Disclosure.  Notwithstanding anything to the contrary contained in this Article 10, a Party receiving Confidential Information of the other Party may disclose such information to the extent that such Confidential Information:

10.3.1                           is disclosed to governmental or other regulatory agencies in order to obtain patents or to gain or maintain approval to conduct clinical trials or marketing authorizations for Collaboration Product, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations and reasonable steps are taken to assure confidential treatment of such information;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

10.3.2                           is deemed necessary by either Party to be disclosed to Affiliates, agents, consultants, and/or other Third Parties to the extent reasonably necessary for the Pre-Clinical Development, Clinical Development, Manufacturing and/or Commercialization of Collaboration Product (or for such entities to determine their interest in performing such activities) in accordance with this Agreement on the condition that such disclosures may only be to the extent reasonably necessary for such activities and any Affiliates, agents, consultants and/or Third Parties agree to be bound by confidentiality and non-use obligations that are no less stringent than those confidentiality and non-use provisions contained in this Agreement; or

10.3.3                           is required to be disclosed by law or court order; provided that notice is promptly delivered to the other Party in order to provide an opportunity to challenge or limit the disclosure obligation; and provided further the Party required to disclose cooperates with the other Party in limiting disclosure to the extent so required.  Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of Article 10 and the Party disclosing Confidential Information pursuant to law or court order shall take all steps reasonably necessary, including obtaining an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information.

10.4                        Disclosures in Connection with Financing.  Each Party shall have the further right to disclose the material financial terms of this Agreement under confidentiality obligations no less protective than those set forth in this Agreement, to any bona fide potential acquirer, merger partner or potential providers of financing and their advisors (which shall be in writing if disclosed to any such potential acquirer or merger partner).

10.5                        Disclosures Required by Applicable Law.  Nothing in this Agreement shall impair either Party’s compliance with any requirements of:  (a) governmental agencies to the extent required or desirable to secure government approval for the development, manufacture or sale of Product in the Territory; (b) the U.S. Securities and Exchange Commission or the national securities exchange or other stock market on which such Party’s securities are traded; (c) or any other applicable law.  In connection with any filing by either Party of a copy of this Agreement with the U.S. Securities and Exchange Commission (or the national securities exchange or other stock market on which such Party’s securities are traded), the filing Party shall endeavor to obtain confidential treatment of economic and trade secret information.  Reasonably in advance of any filing under this Section (whether or not this Agreement is included in the filing), the filing Party shall provide to the other Party a copy of the proposed filing and the Parties shall work cooperatively in good faith, taking into consideration the other Party’s suggestions, regarding the information for which the filing Party will seek to obtain confidential treatment.  However, in the event of any disagreements that cannot be amicably resolved, the Party which is making the filing shall, together with input from their own legal counsel, have the ultimate authority to make the filing in the fashion in which it feels the filing must be made.

10.6                        Publicity; Use of Names.  Neither Party shall issue any press release relating to this Agreement without obtaining the other Party’s prior written approval, which approval shall not be unreasonably withheld, delayed, or conditioned.  Except as expressly set forth in this Agreement, no disclosure of the existence, or the terms, including the financial terms, of this Agreement may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by law.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

10.7                        Return of Confidential Information.  The receiving Party shall keep Confidential Information belonging to the disclosing Party in appropriately secure locations.  Upon expiration or termination of this Agreement or at any time upon the disclosing Party’s written request, any and all Confidential Information possessed in tangible form by a receiving Party, its Affiliates or Sublicensees, or its or any of their directors, officers, employees, agents, consultants, Third Party contractors, and clinical investigators and belonging to the disclosing Party, shall be immediately returned to the disclosing Party (or if so requested, destroyed with written certification of such destruction) and not retained by the receiving Party, its Affiliates or Sublicensees, or any of their directors, officers, employees, agents, consultants, Third Party contractors, and clinical investigators; provided, however, that the foregoing shall not apply to any Confidential Information that is necessary to allow such Party to perform its obligations or exercise any of its rights that expressly survive the termination or expiration of this Agreement.

11.                               INDEMNITY AND INSURANCE

11.1                        Indemnity by Livzon.  Livzon shall indemnify, defend, and hold harmless Epirus and its Affiliates, and their respective employees, directors, officers and agents, and their respective successors, heirs and assigns and representatives (the “Epirus Indemnitees”) from and against any and all Third Party claims, damages, losses, suits, proceedings, liabilities, costs or judgments, whether for money or equitable relief, of any kind (“Losses and Claims”), to the extent arising out of or relating to, directly or indirectly:  (a)  the Pre-Clinical Development, Clinical Development, Manufacture or Commercialization of Collaboration Product by or on behalf of Livzon or its Affiliates or Sublicensees, (b) the negligence, recklessness, or wrongful intentional acts or omissions of Livzon, its Affiliates and its or their respective employees, officers, independent contractors, consultants, or agents, in connection with Livzon’s performance of its obligations or exercise of its rights under this Agreement; and (c) any breach by Livzon of any representation, warranty, covenant, or obligation set forth in this Agreement; except in any such case for Losses and Claims to the extent reasonably attributable to any negligence, recklessness, willful misconduct, or breach of this Agreement by Epirus or an Epirus Indemnitee.

11.2                        Indemnification by Epirus.  Epirus shall defend, indemnify, and hold harmless Livzon and its Affiliates and their respective employees, directors, officers and agents, and their respective successors, heirs and assigns and representatives (the “Livzon Indemnitees”) from and against any and all Losses and Claims, to the extent arising out of or relating to, directly or indirectly:  (a) the Pre-Clinical Development, Clinical Development, Manufacture or Commercialization of Collaboration Product by or on behalf of Epirus or its Affiliates or Sublicensees; (b) the negligence, recklessness, or wrongful intentional acts or omissions of Epirus, its Affiliates and its or their respective employees, officers, independent contractors, consultants, or agents, in connection with Epirus’s performance of its obligations or exercise of its rights under this Agreement; and (c) any breach by Epirus of any representation, warranty, covenant, or obligation set forth in this Agreement; except in any such case for Losses and Claims to the extent reasonably attributable to any negligence, recklessness, willful misconduct, or breach of this Agreement by Livzon or a Livzon Indemnitee.

11.3                        Indemnification Procedure.  Each Party’s obligation to defend, indemnify and hold harmless the other Party under this Article 11 shall be conditioned upon the following:

11.3.1                           Each Party, if seeking indemnification under this Article 11 (the “Indemnitee”), shall give prompt written notice of the claim to the other Party (the “Indemnitor”).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

11.3.2                           Each Party shall furnish promptly to the other Party, copies of all papers and official documents received in respect of any Losses and Claims.  The Indemnitee shall cooperate as requested by the Indemnitor in the defense against any Losses and Claims.

11.3.3                           The Indemnitor shall have the right to assume and control the defense of the indemnification claim at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee.  If the Indemnitor does not assume the defense of the indemnification claim as described in this Section 11.3.3, the Indemnitee may defend the indemnification claim but shall have no obligation to do so.  The Indemnitee shall not settle or compromise the indemnification claim without the prior written consent of the Indemnitor, and the Indemnitor shall not settle or compromise the indemnification claim in any manner which would have an adverse effect on the Indemnitee’s interests (including any rights under this Agreement), without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld, delayed, or conditioned.  The Indemnitee shall reasonably cooperate with the Indemnitor at the Indemnitor’s expense and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information shall be subject to Article 10.

11.3.4                           The Indemnitor shall not be liable for any settlement or other disposition of Losses and Claims by the Indemnitee which is reached without the written consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned, or delayed.

11.4                        Insurance.  Each Party shall procure and maintain insurance, including commercial general liability insurance, having product/completed operations coverage adequate to cover its obligations hereunder and consistent with normal business practices of prudent companies similarly situated at all times during which any Pre-Clinical Development, Clinical Development, Manufacture or Commercialization of Collaboration Product is conducted by the Parties pursuant to this Agreement and for a five (5) year period thereafter.  It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 11.

12.                               TERM AND TERMINATION.

12.1                        Term; Expiration.  The term of this Agreement shall commence as of the Effective Date and remain in force for twenty (20) years from the Effective Date (the “Initial Term”).  Following the Initial Term, this Agreement may be extended by mutual agreement of the Parties.

12.2                        Termination by Mutual Agreement.  This Agreement may be terminated in its entirety, on a country-by-country basis, or Collaboration Product-by-Collaboration Product basis at any time upon mutual agreement of the Parties.

12.3                        Termination for Material Breach.  If either Party believes the other is in material breach of its obligations under this Agreement, it may give notice of such breach to the other Party, which Party shall have sixty (60) days in which to remedy such breach.  Such sixty (60) day period shall be extended in the case of a breach not capable of being remedied in such sixty (60) day period so long as the breaching Party uses diligent efforts to remedy such breach and is pursuing a course of action that, if successful, will effect such a remedy.  If such alleged breach is not remedied in the time period set forth above, the non-breaching Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement in its entirety or on a country-by-country basis at the Terminating Party’s election, upon further written notice to the other Party.  In the event of a dispute regarding any

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payments due and owing hereunder, all undisputed amounts shall be paid when due and the balance, if any, shall be paid promptly after settlement of the dispute.

12.4                        Termination upon Insolvency.  To the extent permitted under Applicable Law, either Party may terminate this Agreement in its entirety if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state, country, administrative region, district, or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if such other Party proposes a written agreement of composition or extension of its debts, or if such other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if such other Party shall propose or be a party to any dissolution or liquidation, or if such other Party shall make an assignment for the benefit of its creditors.

12.5                        Termination upon Legal Challenge on Licensed Patents.

12.5.1                           If Livzon or any of its Affiliates (the “Livzon Challenging Party”) challenges the validity, scope or enforceability of or otherwise opposes any Epirus Patent or Patent Application in any country (each, a “Livzon Patent Challenge”), Epirus has the right to give notice to the Livzon Challenging Party that this Agreement will terminate in its entirety [***] after such notice, and, unless the Livzon Challenging Party withdraws or causes to be withdrawn such Livzon Patent Challenge within such [***] period, this Agreement will so terminate.

12.5.2                           If Epirus or any of its Affiliates (the “Epirus Challenging Party”) challenges the validity, scope or enforceability of or otherwise opposes any Livzon Patent or Patent Application in any country (each, an “Epirus Patent Challenge”), Livzon has the right to give notice to the Epirus Challenging Party that this Agreement will terminate in its entirety [***] after such notice, and, unless the Epirus Challenging Party withdraws or causes to be withdrawn such Epirus Patent Challenge within such [***] period, this Agreement will so terminate.

12.6                        Consequences of Termination.

12.6.1                           If this Agreement terminates in its entirety, on a country-by-country basis, or Collaboration Product-by-Collaboration Product basis pursuant to Section 12.2, Epirus’s and Livzon’s licenses pursuant to Article 2 shall terminate in their entirety, on a country-by-country basis, or Collaboration Product-by-Collaboration Product basis as appropriate.

12.6.2                           If this Agreement is terminated by a Party pursuant to Sections 12.3, 12.4 or 12.5, all rights granted by the Terminating Party to the other Party under this Agreement shall terminate in its Entirety, on a Collaboration Product-by-Collaboration Product, or on a country-by-country basis, at the terminating Party’s discretion.  The terminating Party shall retain (a) a fully paid up, irrevocable, non-royalty bearing, co-exclusive license to the non-terminating Party’s Know-How and Patent Rights as to the terminated Collaboration Product or terminated country(ies) or both, so as to permit the terminating Party to exploit Collaboration Product in the terminated country or country(ies) and (b) all Information Controlled by the non-terminating Party that is necessary or useful to enable the exploitation of the Collaboration Product under the rights granted in clause (a).  In the event the non-terminating Party is also Manufacturing Collaboration Product pursuant to Article 5 at the time of termination, the terminating Party shall retain rights to continue to receive, [***], adequate supply of Collaboration Product to carry out the terminating Party’s intended Development and Commercialization Plans for Collaboration Product for a period not to exceed [***].  The non-terminating Party shall also

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[***].  The terminating Party shall also retain access to the global safety database established in Section 4.6.4(c).

12.7                        Surviving Obligations.  The obligations of the Parties under Article 1 (Definitions), Article 7 (Financial Terms) (to the extent payments payable thereunder have accrued but remain unpaid); Article 8 (Intellectual Property and Inventions), Article 10 (Confidentiality), 11 (Indemnity and Insurance), Article 13 (Dispute Resolution) and Article 14 (Miscellaneous), and Section 9.3 (Disclaimer of Warranty), Section 9.4 (Limitation of Liability), Section 12.6 (Consequences of Termination) and Section 12.7 (Surviving Obligations), shall survive the termination or expiration of this Agreement.  Termination or expiration of this Agreement shall not relieve either Party from obligations that are expressly indicated to survive termination or expiration of the Agreement.  Termination by a Party shall not be an exclusive remedy and all other remedies will be available to the terminating Party, in equity and at law.

13.                               DISPUTE RESOLUTION.

13.1                        Exclusive Dispute Resolution Mechanism.  In the event that the Parties cannot reach agreement on a matter arising out of or in connection with this Agreement and any other agreement entered into pursuant hereto or in connection herewith (including without limitation matters relating to any Party’s rights and/or obligations hereunder and/or regarding the construction, interpretation, and enforceability of such agreements), the procedures set forth in this Article 13 shall be the exclusive mechanism for resolving any dispute, controversy, or claim in connection with this Agreement, the construction hereof, or the rights, duties or liabilities of either Party under this Agreement (collectively, “Disputes”) between the Parties or the JSC that may arise from time to time that cannot be resolved through good faith negotiation between the Parties, except as set forth in Section 13.4 and/or Section 13.5 or unless otherwise set forth herein.

13.2                        Resolution by Executive Officers.  Except as otherwise provided in this Agreement, in the event of any Dispute, the Parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves.  In the event that such Dispute is not resolved on an informal basis within [***] after one Party provides notice to the other Party of such Dispute, either Party may, by written notice to the other Party, refer such Dispute to the other Party for attempted resolution by escalation of good faith negotiation.  Such escalated Disputes shall be referred to the Chief Executive Officer of Epirus and the Chief Executive Officer of Livzon (collectively the “Executive Officers”), who shall have a period of [***] to consider in good faith to resolve the issue.  In the event that any matter is not resolved under the foregoing provisions, either Party may, at its sole discretion, seek resolution of such matter in accordance with Section 13.3.

13.3                        Arbitration.  Except as set forth in Section 13.5, or unless otherwise set forth herein, any Dispute that is not resolved pursuant to Section 13.2 shall be exclusively and finally resolved by binding arbitration pursuant to this Section 13.3.

13.3.1                   Any arbitration shall be settled under the Rules of Arbitration of the International Chamber of Commerce.

13.3.2                   The panel of arbitrators will be comprised of one (1) arbitrator chosen by Epirus, one (1) arbitrator chosen by Livzon and a third chosen by the two (2) Party-chosen arbitrators.

13.3.3                   [***].

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13.3.4                   The language of the arbitration shall be English.

13.3.5                   In addition to the ICC Rules, the Parties agree that the arbitration shall be conducted according to the IBA Rules of Evidence.

13.3.6                   The Parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another Party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority.

13.3.7                   The arbitrator(s) may award to the prevailing Party, if any, as determined by the arbitrator(s), its expenses including attorneys’ fees.

13.3.8                   Judgment upon any award(s) rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

13.3.9                   All proceedings and decisions of the arbitrator(s) shall be deemed to be Confidential Information of each of the Parties, and shall be subject to Article 10.

13.4                        Preliminary Injunctions.  Notwithstanding anything in this Agreement to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction as provided in Section 14.6 in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitrator(s) on the ultimate merits of any Dispute.

13.5                        Patent Disputes.  Notwithstanding anything in this Agreement to the contrary, any and all issues regarding the scope, construction, validity, and enforceability of any Patent or Patent Application in a country within the Territory shall be determined in a court or other governmental authority of competent jurisdiction under the applicable patent laws of such country, as provided in Section 14.6.

14.                               MISCELLANEOUS

14.1                        Severability.  If one or more of the provisions of this Agreement is held to be invalid or unenforceable, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof.  The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

14.2                        Notices.  Any notice required or permitted to be given by this Agreement shall be in writing and shall be (a) delivered by hand or by overnight courier with tracking capabilities, (b) mailed postage prepaid by first class, registered or certified mail, or (c) delivered by facsimile or e-mail followed by delivery via either of the methods set forth in (a) or (b), in each case, addressed as set forth below unless changed by notice so given:

If to Epirus:

Epirus

Alpenstrasse 15

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6304 Zug

Switzerland

Attention:  General Counsel

Telephone:  [***]

E-mail:  [***]

If to Livzon:

Livzon

West Gate of Livzon Industrial Park, No. 38 Venture North Road, Liangang Industrial Zone,

Hongqi Town, Jinwan Area, Zhuhai

Guangdong, China 519090

Attention:  总经理

Telephone:  [***]

E-mail: [***]

Any such notice shall be deemed given on the date received.  A Party may add, delete or change the Person or address to which notices should be sent at any time upon written notice delivered to the Party’s notices in accordance with this Section 14.2.

14.3                        Force Majeure.  Except for the payment of money, neither Party shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including acts of God, fires, earthquakes, acts of war, terrorism, or civil unrest (“Force Majeure”); provided, however, that the affected Party promptly notifies the other Party and provided further that the affected Party shall use its Commercially Reasonable Efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and shall continue performance with the utmost dispatch whenever such causes are removed.  When such circumstances arise, the Parties shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.

14.4                        Assignment.  Neither Party may, without the consent of the other Party, assign or transfer any of its rights and obligations hereunder; provided that no such consent is required for an assignment or transfer to an Affiliate of such Party or to a successor in interest to such Party by reason of merger or consolidation or sale of all or substantially all of the business of such Party relating to the subject matter of this Agreement, whether by merger, sale of stock, sale of assets or otherwise.  This Agreement shall inure to the benefit of and be binding on the Parties’ successors and assigns.  Any assignment or transfer in violation of the foregoing shall be null and void.

14.5                        Waivers and Modifications.  The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation.  Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion.  No waiver, modification, release or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by both Parties.

14.6                        Governing Law.  This Agreement shall be governed by and interpreted in accordance with the substantive laws of England and Wales without regard to its or any other jurisdiction’s choice of law rules that would result in the application of the laws of any jurisdiction other than England and Wales.  All questions concerning the construction or effect of Patent Applications and

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Patents shall be decided in accordance with the laws of the country in which the particular Patent Application or Patent concerned has been filed or granted, as the case may be.

14.7                        Relationship of the Parties.  Each Party is an independent contractor under this Agreement.  Nothing contained herein is intended or is to be construed so as to constitute the Parties as partners, agents or joint venturers.  Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party.

14.8                        Entire Agreement.  This Agreement, together with the attached exhibits and schedules, constitutes the entire agreement between the Parties as to the subject matter of this Agreement, and supersedes and merges all prior and contemporaneous negotiations, representations, agreements and understandings regarding the same.

14.9                        Counterparts.  This Agreement may be executed in counter-parts with the same effect as if both Parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.  Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.

14.10                 Interpretation.

14.10.1            In General.  Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed (with the English language being the governing version, in case of conflicts in the translation thereof), represents the joint efforts of the Parties and their counsel.  Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

14.10.2            Singular and Plural; Gender.  The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The word “any” shall mean “any and all” unless otherwise clearly indicated by context.  The word “including” will be construed as “including without limitation.”  The word “or” is disjunctive but not necessarily exclusive.

14.10.3            References.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to Applicable Law herein shall be construed as referring to such Applicable Law as from time to time enacted, repealed or amended, (c) any reference herein to any person shall be construed to include the person’s successors and assigns, and (d) all references herein to Articles, Sections or Exhibits, unless otherwise specifically provided, shall be construed to refer to Articles, Sections and Exhibits of this Agreement.

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14.10.4            Headings and Captions.  Headings and captions are for convenience only and are not be used in the interpretation of this Agreement.

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IN WITNESS WHEREOF, the Parties have as of the Effective Date duly executed this Agreement.

Epirus Switzerland GmbH		Livzon Mabpharm Inc.

By:	/s/ Amit Munshi	By:	/s/ Daotian Fu

Name: Amit Munshi		Name: Daotian Fu

Title: Managing Director		Title: General Manager

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Exhibit 1.11

Epirus Compounds

BOW015: Biosimilar infliximab

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit 1.24

Livzon Compounds

None

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.